                          CERTIFICATE OF INCORPORATION

                                       of

                      AMERICAN BANK NOTE HOLOGRAPHICS, INC.

            FIRST: The name of the Corporation is American Bank Note Holographics, Inc. (hereinafter the "Corporation").

            SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Corporation Trust Center, in the City of Wilmington, County of New Castle. The name of its registered agent at the address is The Corporation Trust Company.

            THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

            FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 1000 shares of Common Stock at one dollar ($1.00) par value.

            FIFTH: The name and mailing address of the Sole Incorporator is as follows:

                  Name                    Mailing Address
                  ----                    ---------------
                  Perry Golkin            One Battery Park Plaza
                                          New York, New York 10004

            SIXTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

            (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

            (2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

            (3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

            (4) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the

      Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

            SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

            EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers of Section 291 of the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed by this Corporation under the provisions of Section 279 of the GCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

            NINTH: The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

            I, THE UNDERSIGNED, being the Sole Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the GCL, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 12th day of August, 1985.

                                    /s/ Perry Golkin
                                    --------------------------------
                                            Sole Incorporator

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                      AMERICAN BANK NOTE HOLOGRAPHICS, INC.

                                    * * * * *

                           Pursuant to Section 242 of
                           the General Corporation Law
                            of the State of Delaware

                                    * * * * *

            American Bank Note Holographics, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), DOES HEREBY CERTIFY that:

            FIRST: Article Fourth of the Certificate of Incorporation of the Corporation be, and it hereby is, amended to read as follows:

      "FOURTH:

            (1) The total number of shares of stock which the Corporation shall have authority to issue is twenty million (20,000,000), of which fifteen million (15,000,000) shares shall be Common Stock of the par value of $0.01 per share, and five million (5,000,000) shares shall be Preferred Stock without par value.

            (2) Shares of Preferred Stock may be issued from time to time in one or more series, each such series to have such distinctive designation or title as may be fixed by the Board of Directors prior to the issuance of any shares thereof. Each share of any series of

      Preferred Stock shall be identical with all other shares of such series, except as to the date from which accumulated preferred dividends, if any, shall be cumulative. Each such series shall have such voting powers, if any, and such preferences and relative, participating, optional or other special rights, with such qualifications, limitations or restrictions of such preferences and/or rights as shall be stated in the resolution or resolutions providing for the issue of such series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any share thereof, in accordance with the laws of the State of Delaware."

            SECOND: Article Sixth of the Certificate of Incorporation be, and it hereby is, amended by the addition of a new Section (5), said Section (5) to read in its entirety as follows:

            "(5) No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing clause shall not apply to any liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. This Article shall not eliminate or limit the liability of a director for any act or omission occurring prior to the time this Article became effective."

            THIRD: The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

            IN WITNESS WHEREOF, American Bank Note Holographics, Inc. has caused this Certificate of Amendment to be signed by Salvatore F. D'Amato, its President, and attested by Samuel E. Robinson, its Assistant Secretary, this 11th day of August, 1986.

                                    /s/ Salvatore F. D'Amato
                                    --------------------------------
                                    Salvatore F. D'Amato
                                    President

Attest:

/s/ Samuel E. Robinson
----------------------------------
Samuel E. Robinson
Assistant Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                      AMERICAN BANK NOTE HOLOGRAPHICS, INC.

                                    * * * * *

                           Pursuant to Section 242 of
                           the General Corporation Law
                            of the State of Delaware

                                    * * * * *

            American Bank Note Holographics, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), DOES HEREBY CERTIFY that:

            FIRST: Article Fourth of the Certificate of Incorporation of the Corporation be, and it hereby is, amended to read as follows:

                  "FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is ten thousand (10,000) shares of Common Stock with the par value of $0.01 per share."

            SECOND: The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

            IN WITNESS WHEREOF, American Bank Note Holographics, Inc. has caused this Certificate of Amendment to be signed by Salvatore F. D'Amato, its President, and attested by Robert F. Ivey, its Assistant Secretary, this 29th day of June, 1988.

                                    /s/ Salvatore F. D'Amato
                                    --------------------------------
                                    Salvatore F. D'Amato
                                    President

Attest:

/s/ Robert F. Ivey
---------------------------------
Robert F. Ivey
Secretary


                                        2